U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) January 30, 2001 (January 26, 2001)


                          GREIF BROS. CORPORATION
            (Exact name of registrant as specified in its charter)


         Delaware                1-566            31-4388903
(State or other jurisdiction  (Commission      (I.R.S. Employer
    of incorporation)         File Number)    Identification No.)


   425 Winter Road, Delaware, Ohio                     43015
 (Address of principal executive offices)           (Zip Code)


   Registrant's telephone number, including area code  740-549-6000


                             Not Applicable
   (Former name or former address, if changed since last report)


                           Page 1 of 9 Pages
                      Index to Exhibits at Page 4

Item 5.   Other Events

                 Industrial Shipping Containers Acquisition

On October 27, 2000, as amended, the Company signed a definitive agreement to purchase the Industrial Packaging Division of Royal Packaging Industries Van Leer N.V., a Netherlands limited liability company, ("Van Leer Industrial") from Huhtamaki Van Leer Oyj, a Finish corporation, ("Huhtamaki") for $555 million less the amount of Van Leer Industrial's debt and certain other obligations as of the closing date. Van Leer Industrial is a leading worldwide provider of industrial packaging and components, including steel, fibre and plastic drums, polycarbonate water bottles, as well as intermediate bulk containers and closure systems with operations in over 40 countries. Van Leer Industrial reported EUR 921 million in net sales for its fiscal year ended December 31, 1999.

The transaction will be accounted for as a purchase and is expected to be completed during the first quarter of calendar 2001 subject to regulatory and other approvals. The Company expects to finance the purchase through additional long-term borrowings.

The amendment to this transaction is more fully described in a press release issued by the Company dated January 26, 2001, which is included herewith as Exhibit 99.1.

                    Sale and Purchase of Timber Properties

On December 21, 2000, Soterra LLC, a wholly-owned subsidiary of the Company, sold certain hardwood timberlands to a third party situated in Arkansas, Mississippi and Louisiana for approximately $44 million. As such, the Company recognized a gain of approximately $43 million related to this transaction. In addition, an agreement to sell other hardwood timberlands for approximately $30 million in March 2001 was signed in December 2000. A total of approximately 65,000 acres of timber properties were sold or will be sold as a result of these transactions.

On December 21, 2000, Soterra LLC, a wholly-owned subsidiary of the Company, purchased certain softwood timberlands from a third party situated in Louisiana for approximately $43 million. In a related agreement signed in December 2000, the Company agreed to purchase other softwood timberlands for approximately $43 million in March 2001. A total of approximately 63,000 acres of timber properties were purchased or will be purchased as a result of these transactions.

                           Page 2 of 9 Pages

The gains on the sales transactions, as described above, will be recognized under accounting principles generally accepted in the United States. For tax purposes, the transactions will be treated as like-kind exchanges pursuant to Section 1031 of the Internal Revenue Code, and will result in a deferral of the tax gain on the sale transactions.

The transactions are more fully described in a press release issued by the Company dated January 26, 2001, which is included herewith as Exhibit 99.2.


Item 7.    Financial Statements and Exhibits

(c)	Exhibits:

        Exhibit                         Number	Description

         99.1                           Press Release dated
                                        January 26, 2001 issued
                                        by the Company.

         99.2                           Press Release dated
                                        January 26, 2001 issued
                                        by the Company.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATE:	January 30, 2001                    Greif Bros. Corporation


                                          BY /s/ Kenneth E. Kutcher
                                             Kenneth E. Kutcher, Chief
                                             Financial Officer and
                                             Secretary

                           Page 3 of 9 Pages

                             INDEX TO EXHIBITS


      Exhibit Number           Description                     Pages

          99.1                 Press Release dated             5 - 6
                               January 26, 2001 issued
                               by the Company.

          99.2                 Press Release dated             7 - 9
                               January 26, 2001 issued
                               by the Company.

                            Page 4 of 9 Pages